CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form S-1/A of our report dated May 3, 2018, relating to the consolidated financial statements of Syndicated Resorts Association, Inc., as of December 31, 2017 and 2016 and to all references to our firm included in this Registration Statement.

/S/ BF Borgers CPA PC

Certified Public Accountants

Lakewood, CO

August 2 1 , 2018